SEPARATION AGREEMENT AND GENERAL RELEASE

RECITALS

This Separation Agreement and General Release (“Agreement”) is made by and between David Rector (“Executive”) and ZipRealty Inc. (the “Company”) (jointly referred to as the “Parties”):

WHEREAS, Executive was employed by the Company;

WHEREAS, the Company and Executive entered into a proprietary information agreement (the “Confidentiality Agreement”);

WHEREAS, the Company and Executive have entered into a Stock Option Agreement(s) granting Executive the option to purchase shares of the Company’s common stock subject to the terms and conditions of the Company’s 2004 Equity Incentive Plan, as applicable, and the Stock Option Agreements (the “Stock Option Agreements”);

WHEREAS, the Executive’s employment relationship with the Company terminated effective August 16, 2012, (the “Termination Date”);

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Executive may have against the Company, including, but not limited to, any and all claims arising from or in any way related to Executive’s employment with or separation from the Company;

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1.          Consideration. The Company agrees to pay Executive the lump sum equivalent of SIX (6) months of his base salary, less applicable withholding, in a lump sum payment within seven (7) business days following the Effective Date of this Agreement. For the purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the payment made pursuant to this section is hereby designated as intended to be exempt from Code Section 409A and accordingly, will be paid in all events no later than the last day of Executive’s 2nd taxable year following the taxable year in which Termination date occurs.

2.          Stock. The Parties agree that for purposes of determining the number of shares of the Company’s common stock which Executive is entitled to purchase from the Company, pursuant to the exercise of outstanding options, the Executive will be considered to have vested only up to the Termination Date. Executive acknowledges that as of the Termination Date, he will have vested in 271,319 options and no more. Further, as set forth in the Agreement, Executive will have a limited period of time following the Termination Date to exercise Executive’s outstanding Options and such Options may expire earlier than this time pursuant to the terms and conditions that are applicable to the Options as set forth in the Plan and the applicable Stock Option Agreement(s). The Company shall not be obligated to provide Executive with further notice of the expiration of Executive’s Options. Subject to any earlier termination of the Options that may be required by Section 13(c) of the 2004 Plan, as applicable, Executive shall be permitted an extension of time to exercise all vested Options until the earlier of (i) February 14, 2014, and (ii) the date that is 10 years less one day after the option grant date.

3.          Benefits. Executive’s health insurance benefits will cease August 31, 2012, subject to Executive’s right to continue his health insurance under COBRA. Executive’s participation in all other benefits and incidents of employment ceased on the Termination Date. Executive ceased accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Termination Date.

4.          No Consideration Absent Employee’s Material Representations and Promises. Executive understands and agrees that he would not receive the severance benefits specified in paragraph "1" above, except for the representations and promises made by him in this Agreement.

5.          Confidential Information and Return of Company Property. Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Executive and the Company. Executive may retain his Company issued laptop computer and cellular telephone. Except as provided herein, Executive shall return all of the Company’s property and confidential and proprietary information in his possession to the Company. By signing this Agreement, Executive represents and declares that he has returned all Company property. Executive also affirms that Executive has returned all of the Company’s property, documents, and/or any confidential information in Executive’s possession or control, except the following item which the Company has permitted Executive to retain following termination: Lenovo laptop and company issued cellular telephone. Executive also affirms that Executive is in possession of all of Executive’s property that Executive had at the Company's premises and that the Company is not in possession of any of Executive’s property

6.          Affirmations. Executive affirms he has, has been paid or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, or benefits to which he may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions, or benefits are due to him. Executive further affirms he has no known workplace injuries or occupational diseases that have not already been disclosed to the Company in writing, or submitted to or adjudicated by the California Workers’ Compensation Appeals Board, and that he has been provided or has not been denied any leave requested under the Family Medical Leave Act, the California Family Rights Act, or any other arguably applicable law. Executive represents, affirms, and warrants that he presently knows of no facts or circumstances that would support a claim for retaliation based on the filing and conclusion of leave under the California Workers’ Compensation and Insurance Codes. Executive also affirms he has not divulged any proprietary or confidential information of the Company. Executive will continue to keep confidential such information consistent with the Company’s policies or applicable law. Executive further affirms that all of the Company's decisions regarding Executive’s pay and benefits through the date of Executive's execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.

7.          General Release of Claims. Executive, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its current and former officers, directors, employees, agents, attorneys, insurers, reinsurers, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, and their employee benefit plans and programs and their administrators and fiduciaries (“the Releasees”), from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a)          any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

(b)          any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)          any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment, constructive discharge from employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

(d)          any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974 (except for any vested benefits under any tax qualified benefit plan), The Fair Credit Reporting Act, The Family Medical Leave Act, The California Medical Leave Act, The Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, any provisions of the California Labor Code that may be waived, including, but not limited to Labor Code sections 1400-1408, and any and all applicable laws, statutes or regulations of the state of California;

(e)          any and all claims for violation of the federal, or any state, constitution;

(f)          any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g)          any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

(h)          any and all claims for attorneys’ fees and costs.

Notwithstanding the foregoing, this Agreement does not waive rights or claims that may arise after the date the Agreement is executed by Executive and does not restrict or limit Executive’s right to challenge the validity of this Agreement. Nor does this Agreement waive rights or claims under federal or state law that Executive cannot waive by private agreement, such as a right of indemnification under Labor Code Section 2802. Additionally, nothing in this Agreement precludes Executive from filing a charge or complaint with or participating in any investigation or proceeding before any federal or state agency, including the Equal Employment Opportunity Commission. However, while Executive may file a charge and participate in any proceeding conducted by a state or federal agency, by signing this Agreement, Executive waives Executive’s right to bring a lawsuit against Releasees and waives Executive’s right to any individual monetary recovery in any action or lawsuit initiated by a federal or state agency, such as the Equal Employment Opportunity Commission.

The Company and Executive agree that the release set forth in this section shall be and will remain in effect in all respects as a complete general release as to the matters released.

8.          Acknowledgement of Waiver of Claims Under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that:

(a)          he should consult with an attorney prior to executing this Agreement;

(b)          he has up to twenty-one (21) days within which to consider this Agreement;

(c)          he agrees that any modifications, material or otherwise, made to this Agreement and General Release do not restart or affect in any manner the original up to twenty-one (21) day consideration period;

(d)          he has seven (7) days following his execution of this Agreement to revoke the Agreement. Any revocation within this period must be submitted, in writing, to ZipRealty President and CEO, Charles C. Baker, and state, “I hereby revoke my acceptance of our Agreement and General Release.” The revocation must be personally delivered to President and CEO, Charles C. Baker or his designee, or mailed to ZipRealty President and CEO, Charles C. Baker and postmarked within seven (7) calendar days after Executive signs this Agreement and General Release;

(e)          this Agreement shall not be effective until the revocation period has expired; and,

(f)          nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

9.          Civil Code Section 1542. Executive represents that he is not aware of any claim by him other than the claims that are released by this Agreement. Executive waives any and all rights or benefits which he may now or in the future have under the terms of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive agrees that he has read this Agreement and General Release, including the waiver of California Civil Code Section 1542. Executive further agrees that he has had the opportunity to consult an attorney about the Agreement and General Release and specifically about the waiver of Civil Code Section 1542. Executive acknowledges that he understands this Agreement and General Release and the Civil Code Section 1542 waiver. Executive also affirms that he freely and knowingly enters into this Agreement and General Release. Executive acknowledges that he may later discover facts different from or in addition to those he knows or now believes to be true with respect to the matters released or described in this Agreement and General Release. Executive agrees that the releases and agreements set forth in this Agreement and General Release will remain effective in all respects notwithstanding any later discovery by Executive of any different or additional facts.

10.         No Pending Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein, now known or unknown which may have arisen, or which may arise, from Executive’s employment with or separation from the Company as described in this Agreement or otherwise.

11.         Confidentiality. The Parties acknowledge that Executive’s agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Executive hereto agrees to use his best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Settlement Information”). Executive agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Executive agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information. Executive and Company acknowledge that the Company may disclose the terms of this Agreement if in its judgment it is required to do so by law, including by any SEC requirement.

12.         No-Defamation or Unlawful Interference. Executive agrees to refrain from any defamation, libel or slander of the Releasees, and any tortious interference with the contracts, relationships and prospective economic advantage of the Releasees

13.         Breach. Executive acknowledges and agrees that any material breach of this Agreement including, but not limited to the breach of Paragraphs 11 and/or 12, shall entitle the Company immediately to recover and/or cease the severance benefits provided to Executive under this Agreement.

14.         No Admission of Liability. Executive agrees that the consideration is given and received purely to compromise all claims and because Executive and Company desire to avoid litigation. Executive agrees that he is not to be considered, for any purpose or by any person, to have been the “prevailing party” with respect to any allegations, charges or causes of action which could have been alleged in any claim covered by this Agreement.

15.         Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

16.         Attorneys Fees. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement, except as provided in Paragraph 15 below.

17.         Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

18.         No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. In entering into this Agreement, neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

19.         Severability. In the event that any provision, or any portion thereof, becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of said provision.

20.         Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Option Agreements.

21.         No Waiver. The failure of the Company to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

22.         No Oral Modification. This Agreement may only be amended in a writing signed by Executiveand the Chief Executive Officer of the Company.

23.         Governing Law. This Agreement shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice-of-law provisions. Executive hereby consents to personal and exclusive jurisdiction and venue in the State of California.

24.         Effective Date. This Agreement is effective on the eighth day after execution of the Agreement by Executive.

25.         Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

26.         Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)          They have read this Agreement;

(b)          They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)          They understand the terms and consequences of this Agreement and of the releases it contains; and

(d)          They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated: 21 Aug 2012		/s/ Charles C. Baker
Charles C. Baker
President and CEO

Dated: 16 August 2012	By:	/s/ David A. Rector
David Rector

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